Exhibit Number 99.1

Investor Contact:	W. Larry Cash President of Financial Services and Chief Financial Officer (615) 465-7000

COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES

FIRST QUARTER 2016 RESULTS WITH NET OPERATING REVENUES OF $4.999 BILLION

FRANKLIN, Tenn. (May 2, 2016) – Community Health Systems, Inc. (NYSE: CYH) (the “Company”) today announced financial and operating results for the three months ended March 31, 2016.

Net operating revenues for the three months ended March 31, 2016, totaled $4.999 billion, a 1.8 percent increase compared with $4.911 billion for the same period in 2015. Income from continuing operations attributable to Community Health Systems, Inc. common stockholders decreased to $12 million, or $0.11 per share (diluted), for the three months ended March 31, 2016, compared with $92 million, or $0.79 per share (diluted), for the same period in 2015. The results for the three months ended March 31, 2016, include $0.13 per share (diluted) related to impairment of long-lived assets and $0.02 per share (diluted) related to expenses from the spin-off of Quorum Health Corporation (“QHC”). Excluding these items, income from continuing operations was $0.27 per share (diluted).

Net income attributable to Community Health Systems, Inc. common stockholders was $0.10 per share (diluted) for the three months ended March 31, 2016, compared with $0.68 per share (diluted) for the same period in 2015. Discontinued operations for the three months ended March 31, 2016, consisted of $(0.01) per share (diluted) of expenses related to the impairment of long-lived assets held for sale for an after-tax loss of approximately $(1) million. Weighted-average shares outstanding (diluted) were 110 million for the three months ended March 31, 2016, and 115 million for the three months ended March 31, 2015.

Adjusted EBITDA for the three months ended March 31, 2016, was $633 million compared with $715 million for the same period in 2015, representing an 11.5 percent decrease.

The consolidated operating results for the three months ended March 31, 2016, reflect a 2.6 percent decrease in total admissions, and a 0.7 percent increase in total adjusted admissions, compared with the same period in 2015. On a same-store basis, admissions decreased 2.0 percent while adjusted admissions increased 1.3 percent during the three months ended March 31, 2016, compared with the same period in 2015. On a same-store basis, net operating revenues increased 2.2 percent during the three months ended March 31, 2016, compared with the same period in 2015.

Adjusted EBITDA, a non-GAAP financial measure, is EBITDA adjusted to exclude discontinued operations, loss from early extinguishment of debt, impairment of long-lived assets, net income attributable to noncontrolling interests, acquisition and integration expenses from the acquisition of Health Management Associates, Inc. (“HMA”), expenses incurred related to the spin-off of QHC, expense related to government legal settlements and related costs, and expense (income) from fair value adjustments related to the HMA legal proceedings, accounted for at fair value, underlying the CVR agreement, and related legal expenses. For information regarding why the Company believes Adjusted EBITDA presents useful information to investors, and for a reconciliation of Adjusted EBITDA to net cash provided by operating activities, see footnote (e) to the Financial Highlights, Financial Statements and Selected Operating Data below.

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CYH Announces First Quarter 2016 Results

May 2, 2016

On April 29, 2016, the Company completed the spin-off of QHC, comprised of 38 affiliated hospitals and related outpatient services in 16 states, together with Quorum Health Resources, LLC, a subsidiary providing management advisory and consulting services to non-affiliated hospitals. Following the spin-off, QHC became an independent public company with its common stock listed for trading under the symbol “QHC” on the New York Stock Exchange.

Commenting on the results, Wayne T. Smith, chairman and chief executive officer of Community Health Systems, Inc., said, “We intend to use the substantial majority of the net proceeds of $1.21 billion from the QHC spin-off to reduce our debt, and we expect other potential divestiture transactions this year will help drive down our debt even further. As we refine our portfolio into what we anticipate will be a more sustainable, higher-margin group of hospitals, our resources and future investments can be targeted into markets where we have the greatest opportunity to achieve performance improvement in our operations and financial results.”

Included on pages 12, 13, 14 and 15 of this press release are tables setting forth the Company’s updated 2016 annual earnings guidance. The 2016 guidance is based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time, and reflects the impact of the spin-off of QHC and other planned divestitures that the Company expects to occur in 2016.

Community Health Systems, Inc. is one of the largest publicly traded hospital companies in the United States and a leading operator of general acute care hospitals in communities across the country. After giving effect to the spin-off noted above, through its subsidiaries, the Company owns, leases or operates 160 affiliated hospitals in 22 states with an aggregate of nearly 27,000 licensed beds.

The Company’s headquarters are located in Franklin, Tennessee, a suburb south of Nashville. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol “CYH.” More information about the Company can be found on its website at www.chs.net.

Community Health Systems, Inc. will hold a conference call on Tuesday, May 3, 2016, at 11:00 a.m. Central, 12:00 noon Eastern, to review financial and operating results for the three months ended March 31, 2016. Investors will have the opportunity to listen to a live internet broadcast of the conference call by clicking on the Investor Relations link of the Company’s website at www.chs.net. To listen to the live call, please go to the website at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will continue to be available through June 3, 2016. Copies of this press release and conference call slide show, as well as the Company’s Current Report on Form 8-K (including this press release), will be available on the Company’s website at www.chs.net.

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CYH Announces First Quarter 2016 Results

May 2, 2016

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Financial Highlights (a)(b)(c)(d)

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2016	2015

Net operating revenues	$4,999	$4,911
Adjusted EBITDA (e)	633	715
Income from continuing operations (f), (i)	37	112
Net income attributable to Community Health Systems, Inc. stockholders	11	79

Basic earnings (loss) per share attributable to Community
Health Systems, Inc. common stockholders:
Continuing operations (f), (i)	$0.11	$0.80
Discontinued operations	(0.01)	(0.11)

Net income	$0.10	$0.69

Diluted earnings (loss) per share attributable to Community
Health Systems, Inc. common stockholders:
Continuing operations (f), (h), (i)	$0.11	$0.79
Discontinued operations	(0.01)	(0.11)

Net income (h)	$0.10	$0.68

Weighted-average number of shares outstanding (g):
Basic	110	114
Diluted	110	115

Net cash provided by (used in) operating activities	$294	$(61)

For footnotes, see pages 9, 10 and 11.

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CYH Announces First Quarter 2016 Results

May 2, 2016

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income (a)(b)(c)(d)

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2016		2015
	Amount	% of Net Operating Revenues	Amount	% of Net Operating Revenues
Operating revenues (net of contractual allowances and discounts)	$5,754		$5,646
Provision for bad debts	755		735

Net operating revenues	4,999	100.0%	4,911	100.0%

Operating costs and expenses:
Salaries and benefits	2,317	46.3%	2,257	46.0%
Supplies	799	16.0%	762	15.5%
Other operating expenses	1,173	23.5%	1,099	22.4%
Government settlement and related costs (j)	—	—%	8	0.1%
Electronic health records incentive reimbursement	(18)	(0.4)%	(26)	(0.5)%
Rent	119	2.4%	116	2.4%
Depreciation and amortization	298	6.0%	296	6.0%
Impairment of long-lived assets (i)	17	0.3%	—	—%

Total operating costs and expenses	4,705	94.1%	4,512	91.9%

Income from operations (f), (i)	294	5.9%	399	8.1%
Interest expense, net	251	5.0%	241	4.9%
Loss from early extinguishment of debt	—	—%	8	0.2%
Equity in earnings of unconsolidated affiliates	(20)	(0.4)%	(18)	(0.4)%

Income from continuing operations before income taxes	63	1.3%	168	3.4%
Provision for income taxes	26	0.6%	56	1.1%

Income from continuing operations (f), (i)	37	0.7%	112	2.3%

Discontinued operations, net of taxes:
Loss from operations of entities sold or held for sale	—	—%	(11)	(0.3)%
Impairment of hospitals sold or held for sale	(1)	—%	(1)	(0.0)%
Loss on sale, net	—	—%	(1)	(0.0)%

Loss from discontinued operations, net of taxes	(1)	—%	(13)	(0.3)%

Net income	36	0.7%	99	2.0%
Less: Net income attributable to noncontrolling interests	25	0.5%	20	0.4%

Net income attributable to Community Health Systems, Inc. stockholders	$11	0.2%	$79	1.6%

Basic earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders:
Continuing operations (f), (i)	$0.11		$0.80
Discontinued operations	(0.01)		(0.11)

Net income	$0.10		$0.69

Diluted earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders:
Continuing operations (f), (h), (i)	$0.11		$0.79
Discontinued operations	(0.01)		(0.11)

Net income (h)	$0.10		$0.68

Weighted-average number of shares outstanding (g):
Basic	110		114

Diluted	110		115

For footnotes, see pages 9, 10 and 11.

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CYH Announces First Quarter 2016 Results

May 2, 2016

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Comprehensive (Loss) Income

(In millions)

(Unaudited)

	Three Months Ended
	March 31,
	2016	2015

Net income	$36	$99
Other comprehensive (loss) income, net of income taxes:
Net change in fair value of interest rate swaps, net of tax	(19)	(9)
Net change in fair value of available-for-sale securities, net of tax	2	1
Amortization and recognition of unrecognized pension cost components, net of tax	1	1

Other comprehensive loss	(16)	(7)

Comprehensive income	20	92
Less: Comprehensive income attributable to noncontrolling interests	25	20

Comprehensive (loss) income attributable to Community Health Systems, Inc. stockholders	$(5)	$72

For footnotes, see pages 9, 10 and 11.

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CYH Announces First Quarter 2016 Results

May 2, 2016

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Selected Operating Data (a)(c)

(Dollars in millions)

(Unaudited)

	Three Months Ended March 31,
	Consolidated			Same-Store
	2016	2015	% Change	2016	2015	% Change
Number of hospitals (at end of period)	194	197		192	192
Licensed beds (at end of period)	29,936	30,256		29,611	29,931
Beds in service (at end of period)	26,285	26,498		26,097	26,290
Admissions	239,700	246,015	-2.6%	238,829	243,776	-2.0%
Adjusted admissions	513,192	509,719	0.7%	510,755	504,095	1.3%
Patient days	1,076,226	1,127,077		1,072,943	1,118,334
Average length of stay (days)	4.5	4.6		4.5	4.6
Occupancy rate (average beds in service)	45.1%	47.1%		45.2%	47.1%

Net operating revenues	$4,999	$4,911	1.8%	$4,974	$4,869	2.2%

Net inpatient revenues as a % of net patient revenues before provision for bad debts	43.9%	44.2%		44.0%	44.2%

Net outpatient revenues as a % of net patient revenues before provision for bad debts	56.1%	55.8%		56.0%	55.8%

Income from operations (f), (i)	$294	$399	-26.3%

Income from operations as a % of net operating revenues	5.9%	8.1%

Depreciation and amortization	$298	$296

Equity in earnings of unconsolidated affiliates	$(20)	$(18)

Liquidity Data:
Adjusted EBITDA (e)	$633	$715	-11.5%
Adjusted EBITDA as a % of net operating revenues	12.7%	14.6%

Net cash provided by (used in) operating activities	$294	$(61)
Net cash provided by (used in) operating activities as a % of net operating revenues	5.9%	-1.2%

For footnotes, see pages 9, 10 and 11.

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CYH Announces First Quarter 2016 Results

May 2, 2016

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets (b)

(In millions, except share data)

(Unaudited)

	March 31, 2016	December 31, 2015
ASSETS
Current assets
Cash and cash equivalents	$181	$184
Patient accounts receivable, net of allowance for doubtful accounts of $4,051 and $4,110 at March 31, 2016 and December 31, 2015, respectively	3,723	3,611
Supplies	587	580
Prepaid income taxes	2	27
Prepaid expenses and taxes	218	197
Other current assets (including assets of hospitals held for sale of $5 and $17 at March 31, 2016 and December 31, 2015, respectively)	545	567

Total current assets	5,256	5,166

Property and equipment, gross	15,084	14,906
Less accumulated depreciation and amortization	(4,980)	(4,794)

Property and equipment, net	10,104	10,112

Goodwill	9,022	8,965

Other assets, net (including assets of hospitals held for sale of $25 and $41 at March 31, 2016 and December 31, 2015, respectively)	2,342	2,352

Total assets	$26,724	$26,595

LIABILITIES AND EQUITY
Current liabilities
Current maturities of long-term debt	$249	$229
Accounts payable	1,179	1,258
Accrued interest	158	227
Accrued liabilities (including liabilities of hospitals held for sale of $2 and $6 at March 31, 2016 and December 31, 2015, respectively)	1,468	1,358

Total current liabilities	3,054	3,072

Long-term debt	16,665	16,556

Deferred income taxes	599	593

Other long-term liabilities	1,723	1,698

Total liabilities	22,041	21,919

Redeemable noncontrolling interests in equity of consolidated subsidiaries	565	571

EQUITY
Community Health Systems, Inc. stockholders’ equity:
Preferred stock, $.01 par value per share, 100,000,000 shares authorized; none issued	—	—
Common stock, $.01 par value per share, 300,000,000 shares authorized; 114,731,736 shares issued and 113,756,187 shares outstanding at March 31, 2016, and 113,732,933 shares issued and 112,757,384 shares outstanding at December 31, 2015	1	1
Additional paid-in capital	1,952	1,963
Treasury stock, at cost, 975,549 shares at March 31, 2016 and December 31, 2015	(7)	(7)
Accumulated other comprehensive loss	(89)	(73)
Retained earnings	2,146	2,135

Total Community Health Systems, Inc. stockholders’ equity	4,003	4,019

Noncontrolling interests in equity of consolidated subsidiaries	115	86

Total equity	4,118	4,105

Total liabilities and equity	$26,724	$26,595

For footnotes, see pages 9, 10 and 11.

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CYH Announces First Quarter 2016 Results

May 2, 2016

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows (b)

(In millions)

(Unaudited)

	Three Months Ended March 31,
	2016	2015
Cash flows from operating activities
Net income	$36	$99
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	298	296
Government settlement and related costs (j)	—	8
Stock-based compensation expense	14	14
Loss on sale, net	—	1
Impairment of hospitals sold or held for sale	1	2
Impairment of long-lived assets	17	—
Loss from early extinguishment of debt	—	8
Other non-cash expenses, net	14	(7)
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Patient accounts receivable	(109)	(202)
Supplies, prepaid expenses and other current assets	(14)	14
Accounts payable, accrued liabilities and income taxes	64	(284)
Other	(27)	(10)

Net cash provided by (used in) operating activities	294	(61)

Cash flows from investing activities
Acquisitions of facilities and other related equipment	(99)	(13)
Purchases of property and equipment	(224)	(241)
Proceeds from disposition of hospitals and other ancillary operations	12	62
Proceeds from sale of property and equipment	4	3
Purchases of available-for-sale securities	(37)	(59)
Proceeds from sales of available-for-sale securities	40	56
Increase in other investments	(67)	(39)

Net cash used in investing activities	(371)	(231)

Cash flows from financing activities
Proceeds from exercise of stock options	—	17
Repurchase of restricted stock shares for payroll tax withholding requirements	(7)	(20)
Deferred financing costs and other debt-related costs	—	(20)
Redemption of noncontrolling investments in joint ventures	(16)	(7)
Distributions to noncontrolling investors in joint ventures	(18)	(23)
Borrowings under credit agreements	1,564	1,251
Proceeds from receivables facility	31	75
Repayments of long-term indebtedness	(1,480)	(1,268)

Net cash provided by financing activities	74	5

Net change in cash and cash equivalents	(3)	(287)
Cash and cash equivalents at beginning of period	184	509

Cash and cash equivalents at end of period	$181	$222

For footnotes, see pages 9, 10 and 11.

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CYH Announces First Quarter 2016 Results

May 2, 2016

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data

(a)	Continuing operating results exclude discontinued operations for the three months ended March 31, 2016 and 2015. Both financial and statistical results exclude entities in discontinued operations for all periods presented.

(b)	The contingent value right (“CVR”) entitles the holder to receive a cash payment up to $1.00 per CVR (subject to downward adjustment but not below zero), subject to the final resolution of certain legal matters pertaining to HMA, as defined in the CVR agreement. If the aggregate amount of applicable losses under the CVR agreement exceeds a deductible of $18 million, then the amount payable in respect of each CVR shall be reduced (but not below zero) by an amount equal to the quotient obtained by dividing: (a) the product of (i) all losses in excess of the deductible and (ii) 90%; by (b) the number of CVRs outstanding on the date on which final resolution of the existing litigation occurs. Since the HMA acquisition date of January 27, 2014, approximately $30 million in costs have been incurred and approximately $29 million of settlements have been paid related to certain HMA legal matters, which collectively exceed the deductible of $18 million under the CVR agreement. The Company previously recorded an estimated fair value of the remaining underlying claims that will be covered by the CVR of $284 million as part of the acquisition accounting for HMA, which has been adjusted to its estimated fair value of $261 million at March 31, 2016. In addition, although future legal fees (which are expensed as incurred) associated with the HMA legal matters have not been accrued or included in the table below, such legal fees are taken into account in determining the total amount of reductions applied to the amounts owed to CVR holders.

The following table presents the impact of the recorded amounts as described above as applied to the CVR and the $18 million deductible and 10% co-insurance amounts (in millions):

As of
March 31,
2016
Legal and other related costs incurred to date	$30
Settlements	29
Estimated liability for probable contingencies	—
Estimated liability for unresolved contingencies at fair value	261

Costs incurred plus certain estimated liabilities for CVR-related matters	320
Allocated to:
CHS deductible of $18 million	(18)
CHS co-insurance at 10%	(29)

Recorded amounts that reduce CVR value after giving effect to deductible and co-insurance	$273

CVRs outstanding	265

(c)	Included in discontinued operations for the three months ended March 31, 2016, are three smaller hospitals that are being actively marketed for sale. Included in discontinued operations for the three months ended March 31, 2015, were several hospitals held for sale at December 31, 2014, that sold during the year ended December 31, 2015. The after-tax loss for the sold or held for sale hospitals, including an impairment charge on certain long-lived assets sold or held for sale, is approximately $1 million and $13 million for the three months ended March 31, 2016 and 2015, respectively.

(d)	The following table provides information needed to calculate income per share, which is adjusted for income attributable to noncontrolling interests (in millions):

	Three Months Ended
	March 31,
	2016	2015
Income from continuing operations attributable to Community Health Systems, Inc. common stockholders:
Income from continuing operations, net of taxes	$37	$112
Less: Income from continuing operations attributable to noncontrolling interests	25	20

Income from continuing operations attributable to Community Health Systems, Inc. common stockholders — basic and diluted	$12	$92

Loss from discontinued operations attributable to Community Health Systems, Inc. common stockholders:
Loss from discontinued operations, net of taxes	$(1)	$(13)
Less: Loss from discontinued operations attributable to noncontrolling interests	—	—

Loss from discontinued operations attributable to Community Health Systems, Inc. common stockholders — basic and diluted	$(1)	$(13)

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CYH Announces First Quarter 2016 Results

May 2, 2016

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

(e)	EBITDA is a non-GAAP financial measure which consists of net income attributable to Community Health Systems, Inc. before interest, income taxes, and depreciation and amortization. Adjusted EBITDA, also a non-GAAP financial measure, is EBITDA adjusted to exclude discontinued operations, loss from early extinguishment of debt, impairment of long-lived assets, net income attributable to noncontrolling interests, acquisition and integration expenses from the acquisition of HMA, expenses incurred related to the spin-off of QHC, expense related to government legal settlements and related costs, and expense (income) from fair value adjustments related to the HMA legal proceedings, accounted for at fair value, underlying the CVR agreement, and related legal expenses. The Company has from time to time sold noncontrolling interests in certain of its subsidiaries or acquired subsidiaries with existing noncontrolling interest ownership positions. The Company believes that it is useful to present Adjusted EBITDA because it excludes the portion of EBITDA attributable to these third-party interests and clarifies for investors the Company’s portion of EBITDA generated by continuing operations. The Company uses Adjusted EBITDA as a measure of liquidity. The Company has also presented Adjusted EBITDA in this release because it believes it provides investors with additional information about the Company’s ability to incur and service debt and make capital expenditures. Adjusted EBITDA also aligns with a similar metric as defined in the Company’s senior secured credit facility, which is a key component in the determination of the Company’s compliance with some of the covenants under the Company’s senior secured credit facility, and is used to determine the interest rate and commitment fee payable under the senior secured credit facility.

Adjusted EBITDA is not a measurement of financial performance or liquidity under U.S. GAAP. It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities or any other measure calculated in accordance with U.S. GAAP. The items excluded from Adjusted EBITDA are significant components in understanding and evaluating financial performance and liquidity. This calculation of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

The following table reflects the calculation of Adjusted EBITDA, as defined, from income from continuing operations before income taxes and reconciles Adjusted EBITDA to net cash provided by (used in) operating activities as derived directly from the condensed consolidated financial statements (in millions):

	Three Months Ended March 31,
	2016	2015
Income from continuing operations before income taxes	$63	$168
Adjustments:
Depreciation and amortization	298	296
Interest expense, net	251	241
Loss from early extinguishment of debt	—	8
Impairment of long-lived assets	17	—
Expenses related to the acquisition and integration of HMA	—	1
Expense from government settlement and related costs	—	7
Expense (income) from fair value adjustments and legal expenses related to cases covered by the CVR	—	(6)
Expenses related to the spin-off of QHC	4	—

Adjusted EBITDA	$633	$715

Adjusted EBITDA	$633	$715
Interest expense, net	(251)	(241)
Provision for income taxes	(26)	(56)
Loss from operations of entities sold or held for sale, net of taxes	—	(11)
Other non-cash expenses, net	29	18
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures	(91)	(486)

Net cash provided by (used in) operating activities	$294	$(61)

(f)	Included in non-same-store income from operations and income from continuing operations are pre-tax charges related to acquisition costs of $2 million and $3 million for the three months ended March 31, 2016 and 2015, respectively.

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CYH Announces First Quarter 2016 Results

May 2, 2016

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

(g)	The following table sets forth components reconciling the basic weighted-average number of shares to the diluted weighted-average number of shares (in millions):

	Three Months Ended March 31,
	2016	2015
Weighted-average number of shares outstanding - basic	110	114
Add effect of dilutive securities:
Stock awards and options	—	1

Weighted-average number of shares outstanding - diluted	110	115

(h)	The following supplemental tables reconcile income from continuing operations and net income attributable to Community Health Systems, Inc. common stockholders, as reported, on a per share (diluted) basis, with the adjustments described herein (total per share amounts may not add due to rounding):

	Three Months Ended March 31,
	2016	2015
	(per share - diluted)
Income from continuing operations, as reported	$0.11	$0.79
Adjustments:
Loss from early extinguishment of debt	—	0.04
Impairment of long-lived assets	0.13	—
Expense from government settlement and related costs	—	0.04
Expense (income) from fair value adjustments and legal expenses related to cases covered by the CVR	—	(0.03)
Expenses related to the spin-off of QHC	0.02	—

Income from continuing operations, excluding adjustments	$0.27	$0.85

	Three Months Ended March 31,
	2016	2015
	(per share - diluted)
Net income, as reported	$0.10	$0.68
Adjustments:
Loss from early extinguishment of debt	—	0.04
Impairment of long-lived assets	0.13	—
Expense from government settlement and related costs	—	0.04
Expense (income) from fair value adjustments and legal expenses related to cases covered by the CVR	—	(0.03)
Expenses related to the spin-off of QHC	0.02	—

Net income, excluding adjustments	$0.25	$0.74

(i)	Both income from operations and income from continuing operations for the three months ended March 31, 2016, include an impairment charge of approximately $17 million related to the write-down of a portion of the goodwill allocated to the divestitures of Lehigh Regional Medical Center and Bartow Regional Medical Center, as well as the impairment of certain long-lived assets at one of the Company’s smaller hospitals where the decision was made during the quarter to permanently close the hospital.

(j)	The $0.04 per share (diluted) of expense for “Government settlement and related costs” for the three months ended March 31, 2015, is the net impact of several qui tam lawsuits settled in principle during the three months ended March 31, 2015, and related legal expenses.

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CYH Announces First Quarter 2016 Results

May 2, 2016

Regulation FD Disclosure

Set forth below is selected information concerning the Company’s projected consolidated operating results for the year ending December 31, 2016. These projections update selected guidance issued on February 15, 2016, and are based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time. The 2016 guidance should be considered in conjunction with the assumptions included herein. See pages 14 and 15 for a list of factors that could affect the future results of the Company or the healthcare industry generally.

The following is provided as guidance to analysts and investors:

	2016 Projection Range
Net operating revenues less provision for bad debts (in millions)	$17,800	to	$18,300
Adjusted EBITDA (in millions)	$2,600	to	$2,700
Income from continuing operations per share - diluted	$2.50	to	$2.80
Same-store hospital annual adjusted admissions growth	0.5%	to	2.5%
Weighted-average diluted shares, in millions	111	to	113

The following assumptions were used in developing the 2016 guidance provided above:

•	The guidance excludes the financial results of the following:

•	Quorum Health Resources, LLC and the 38 hospitals associated with the spin-off of QHC from the spin-off date of April 29, 2016 through December 31, 2016;

•	Three small hospitals which remain held for sale for which the operating results have been classified in discontinued operations;

•	Ten hospitals that are being actively marketed for sale that we assume will be divested in the third quarter of 2016;

•	Our investment in a joint venture representing four hospitals in Las Vegas, Nevada that will be divested in the second quarter of 2016; and

•	An investment in non-hospital operations that is being actively marketed for sale that we assume will be divested in the third quarter of 2016.

The Company may also consider additional hospitals for disposition for which the operating results have not been excluded from this guidance.

•	The Company’s projections also exclude the following:

•	Payments related to the CVRs issued in connection with the HMA acquisition, and changes in the valuation of liabilities underlying the CVR;

•	Losses from the early extinguishment of debt;

•	Impairment of long-lived assets;

•	Resolution of government investigations or other significant legal settlements;

•	Costs incurred in connection with the spin-off of QHC; and

•	Other significant gains or losses that neither relate to the ordinary course of business nor reflect the Company’s underlying business performance.

•	The 2016 projections include the results from the date of acquisition of an 80% interest in two hospitals in La Porte, Indiana and Knox, Indiana, which were acquired effective March 1, 2016, and an 80% interest in one hospital in Fayetteville, Arkansas, which was acquired effective April 1, 2016.

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CYH Announces First Quarter 2016 Results

May 2, 2016

Other assumptions used in the above guidance:

•	Health Information Technology (HITECH) electronic health records incentive reimbursement of approximately $60 million to $70 million for the year ended December 31, 2016.

•	Same-store hospital annual adjusted admissions growth of 0.5% to 2.5% for 2016, which does not take into account service closures and weather-related or other unusual events.

•	Expressed as a percentage of net operating revenues, depreciation and amortization of approximately 6.1% to 6.2% for 2016. Additionally, this is a fixed cost and the percentages may change as revenue varies. Such amounts exclude the possible impact of any future hospital fixed asset impairments and acceleration of amortization of software to be abandoned.

•	Interest expense, expressed as a percentage of net operating revenues, of approximately 5.3% to 5.4%; however, interest expense is a fixed cost and percentages may vary as revenue varies. Interest expense has been adjusted to reflect the repayment of debt with proceeds from the QHC spin-off as well as the anticipated divestitures, based on the expected timing of those divestitures. Total fixed rate debt, including swaps, is expected to average approximately 65% to 75% of total debt during 2016.

•	Expressed as a percentage of net operating revenues, equity in earnings of unconsolidated affiliates of approximately 0.1% to 0.2% for 2016.

•	Expressed as a percentage of net operating revenues, net income attributable to noncontrolling interests of approximately 0.5% to 0.6% for 2016.

•	Expressed as a percentage of income from continuing operations before income taxes, provision for income tax of approximately 31.5% to 33.0% for 2016.

•	Capital expenditures are projected as follows (in millions):

2016
Guidance
Total	$725	to	$875

•	Net cash provided by operating activities, excluding cash flows related to the CVR and settlement of legal contingencies, is projected as follows (in millions):

2016
Guidance
Total	$1,350	to	$1,500

•	Weighted-average shares outstanding are projected to be between approximately 111 million to 113 million for the year ended 2016.

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CYH Announces First Quarter 2016 Results

May 2, 2016

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 that involve risk and uncertainties. All statements in this press release other than statements of historical fact, including statements regarding projections, expected operating results, and other events that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “thinks,” and similar expressions, are forward-looking statements. Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and may be beyond the control of the Company. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company’s expected results to differ materially from those expressed in this press release.

These factors include, among other things:

•	general economic and business conditions, both nationally and in the regions in which we operate;

•	implementation, effect of, and changes to, adopted and potential federal and state healthcare reform legislation and other federal, state or local laws or regulations affecting the healthcare industry;

•	the extent to which states support increases, decreases or changes in Medicaid programs, implement health insurance exchanges or alter the provision of healthcare to state residents through regulation or otherwise;

•	the success and long-term viability of health insurance exchanges, which may be impacted by whether a sufficient number of payors participate;

•	risks associated with our substantial indebtedness, leverage and debt service obligations, including our ability to incur additional indebtedness;

•	demographic changes;

•	changes in, or the failure to comply with, governmental regulations;

•	potential adverse impact of known and unknown government investigations, audits, and federal and state false claims act litigation and other legal proceedings;

•	our ability, where appropriate, to enter into and maintain provider arrangements with payors and the terms of these arrangements, which may be further impacted by the increasing consolidation of health insurers and managed care companies;

•	changes in, or the failure to comply with, contract terms with payors and changes in reimbursement rates paid by federal or state healthcare programs or commercial payors;

•	any potential impairments in the carrying value of goodwill, other intangible assets, or other long-lived assets, or changes in the useful lives of other intangible assets;

•	changes in inpatient or outpatient Medicare and Medicaid payment levels;

•	the effects related to the continued implementation of the sequestration spending reductions and the potential for future deficit reduction legislation;

•	increases in the amount and risk of collectability of patient accounts receivable, including the impact of the implementation of ICD-10 and decreases in collectability which may result from, among other things, self-pay growth in states that have not expanded Medicaid and difficulties in recovering payments for which patients are responsible, including co-pays and deductibles;

•	the efforts of insurers, healthcare providers and others to contain healthcare costs, including the trend toward value-based purchasing;

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CYH Announces First Quarter 2016 Results

May 2, 2016

•	our ongoing ability to demonstrate meaningful use of certified electronic health record technology and recognize income for the related Medicare or Medicaid incentive payments;

•	increases in wages as a result of inflation or competition for highly technical positions and rising supply and drug costs due to market pressure from pharmaceutical companies and new product releases;

•	liabilities and other claims asserted against us, including self-insured malpractice claims;

•	competition;

•	our ability to attract and retain, at reasonable employment costs, qualified personnel, key management, physicians, nurses and other healthcare workers;

•	trends toward treatment of patients in less acute or specialty healthcare settings, including ambulatory surgery centers or specialty hospitals;

•	changes in medical or other technology;

•	changes in U.S. generally accepted accounting principles;

•	the availability and terms of capital to fund additional acquisitions or replacement facilities or other capital expenditures;

•	our ability to successfully make acquisitions or complete divestitures, including the intended disposition of an additional ten hospitals and certain investments as referenced herein, our ability to complete any such acquisitions or divestitures on desired terms or at all, the timing of the completion of any such acquisitions or divestitures, and our ability to realize the intended benefits from any such acquisitions or divestitures;

•	our ability to successfully integrate any acquired hospitals, including those of HMA, or to recognize expected synergies from acquisitions;

•	the impact of the acquisition of HMA on third-party relationships;

•	the impact of seasonal severe weather conditions;

•	our ability to obtain adequate levels of general and professional liability insurance;

•	timeliness of reimbursement payments received under government programs;

•	effects related to outbreaks of infectious diseases;

•	the impact of the external, criminal cyber-attack suffered by us in the second quarter of 2014, including potential reputational damage, the outcome of our investigation and any potential governmental inquiries, the outcome of litigation filed against us in connection with this cyber-attack, the extent of remediation costs and additional operating or other expenses that we may continue to incur, and the impact of potential future cyber-attacks or security breaches;

•	the effects of the spin-off of QHC that was completed on April 29, 2016 on our business, including our ability to achieve the anticipated benefits of the spin-off;

•	changes to our intended use of the cash proceeds of the spin-off of QHC; and

•	the other risk factors set forth in our other public filings with the Securities and Exchange Commission.

The consolidated operating results for the three months ended March 31, 2016, are not necessarily indicative of the results that may be experienced for any future periods. The Company cautions that the projections for calendar year 2016 set forth in this press release are given as of the date hereof based on currently available information. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

-END-